Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
SVP FP&A & Investor Relations
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS RECORD SECOND QUARTER 2024 RESULTS

◾	Reported sales of $597 million increased 12%; organic sales were flat

◾	Reported operating margin of 18.7%, down 10 bps; adjusted operating margin of 18.8%, down 70 bps

◾	Reported EPS of $2.44, up 8%; adjusted EPS of $2.46, up 5%

◾	Amended and extended existing credit facility, effective July 12, 2024

◾	Maintaining full-year 2024 outlook

Note changes in performance are relative to second quarter 2023

North Andover, Mass., August 7, 2024 -- Watts Water Technologies, Inc. (NYSE: WTS) – through its subsidiaries, one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the second quarter of 2024.

Chief Executive Officer Robert J. Pagano Jr. commented, “We delivered another quarter that surpassed our expectations with record sales, operating income and EPS. We are pleased with the growth and execution in our Americas and APMEA regions, which more than offset market weakness in Europe. Our success is a direct result of our team’s unwavering commitment to serving our customers worldwide.”

Mr. Pagano continued, “We are confident that our business model, which is largely driven by repair and replacement activity, and our proven ability to take proactive and decisive actions will continue to enable us to successfully navigate softening economic conditions. Our balance sheet is strong and well-positioned to support incremental strategic investments into the business, return of capital to shareholders and the execution of our long-term strategy. In addition, we extended our credit facility through July 2029, which further enhances our financial strength and flexibility.”

A summary of second quarter financial results is as follows:

	Second Quarter Ended
	June 30,	June 25,
(In millions, except per share information)	2024	2023	% Change
Sales	$597.3	$532.8	12%
Organic sales growth % (1)			flat
Operating income - as reported	111.5	100.4	11%
Operating margin %	18.7%	18.8%	(10)	bps
Adjusted operating income (1)	112.1	103.9	8%
Adjusted operating margin % (1)	18.8%	19.5%	(70)	bps

Earnings per share - as reported	$2.44	$2.26	8%
Special items (1)	0.02	0.08
Adjusted earnings per share (1)	$2.46	$2.34	5%

(1)	Organic sales growth, adjusted operating income, adjusted operating margin, special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Second Quarter Financial Highlights

Second quarter 2024 performance relative to second quarter 2023

Sales of $597 million increased 12% on a reported basis, which included sales from acquisitions, and were flat organically. Organic sales growth within the Americas and APMEA was offset by volume weakness in Europe. Sales from acquisitions totaled $65 million and were reported within the Americas. Unfavorable foreign exchange movements decreased sales by approximately $2 million.

Operating margin decreased 10 basis points on a reported basis and 70 basis points on an adjusted basis. Adjusted operating margin decreased primarily due to the dilutive impact of acquisitions, volume deleverage in Europe, inflation and incremental investments which more than offset favorable price and productivity. Reported operating margin was favorably impacted by a reduction in restructuring charges and a non-recurring gain on the sale of a building, partially offset by incremental acquisition-related charges.

Regional Performance

Americas

Sales of $448 million increased 22% on a reported basis and 5% on an organic basis due to price realization and growth in core valve products and our heating and hot water products, which was partly attributed to project timing. The acquisitions of Bradley and Josam contributed $65 million in sales, or 17% to reported growth.

Operating margin decreased 70 basis points on a reported basis and 60 basis points on an adjusted basis as benefits from price realization, volume and productivity were more than offset by inflation, incremental investments and the dilutive impact of the Bradley acquisition. Reported operating margin was unfavorably impacted by acquisition-related charges which more than offset a non-recurring gain on the sale of a building.

Europe

Sales of $114 million decreased 16% on a reported basis and 15% on an organic basis. Unfavorable foreign exchange movements decreased reported sales by 1%. Lower volumes in fluid solutions products, particularly in the OEM channel that was impacted by reduced government energy incentives in Germany and Italy and the related heat pump destocking, more than offset price realization.

Operating margin decreased 580 basis points on a reported basis and 620 basis points on an adjusted basis as inflation and the significant impact of volume deleverage more than offset benefits from price realization, product mix and productivity. Reported operating margin was favorably impacted by the reduction in restructuring charges.

APMEA

Sales of $35 million increased 16% on a reported basis and 18% on an organic basis. Unfavorable foreign exchange movements decreased reported sales by 2%. Sales increased due to growth in all major countries in the segment, which was partly due to project timing.

Operating margin increased 1,010 basis points on a reported basis and 70 basis points on an adjusted basis as benefits from volume leverage and productivity more than offset inflation, incremental investments and the dilutive impact of the Enware acquisition. Reported operating margin was favorably impacted by the reduction in restructuring and acquisition charges.

Cash Flow and Capital Allocation

For the first six months of 2024, operating cash flow was $131 million and net capital expenditures were $11 million, resulting in free cash flow of $120 million. In the comparable period last year, operating cash flow was $101 million and net capital expenditures were $12 million, resulting in free cash flow of $89 million. Operating and free cash flow increased due to higher net income and lower working capital investment. Sequential improvement in operating and free cash flow is expected throughout 2024 due to normal seasonality.

Effective July 12, 2024, the Company amended and extended its revolving credit facility through July 12, 2029. The extended facility maintains the prior interest rate spread and financial covenants of the prior credit facility and amends the accordion option to $400 million.

The Company repurchased approximately 20,000 shares of Class A common stock at a cost of $4.1 million during the second quarter of 2024. For the first six months of 2024, the Company repurchased approximately 40,000 shares at a cost of $8.1 million. Approximately $4 million remains available for stock repurchases under the stock repurchase program authorized in 2019 and $150 million under the stock repurchase program authorized in 2023. There is no expiration date for these programs.

Full Year 2024 Outlook

The Company is maintaining its previous full year outlook. We expect reported sales to increase +7% to +12% and organic sales to range from -4% to +1%. Full year adjusted operating margin is expected to be between 17.1% and 17.7%, or down 70 basis points to 10 basis points. Further 2024 planning assumptions are included in the second-quarter earnings materials posted at www.wattswater.com

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss second quarter 2024 results on Thursday, August 8, 2024, at 9:00 a.m. EDT. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the webcast, the call recording will be available at the same address until August 7, 2025.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This press release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected full year 2024 financial results, including organic sales growth and adjusted operating margin, our strategy, investments, the benefits from recent acquisitions, improvements in operating and free cash flow throughout 2024, our ability to manage challenging macro-economic and softer market conditions and return of capital to shareholders. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effectiveness, timing and expected savings associated with our cost-cutting actions, restructuring and initiatives; integration of acquired businesses in a timely and cost-effective manner, retention of supplier and customer relationships and key employees, and the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks and costs; changes in the status of current litigation; the war in Ukraine and other global crises; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”), as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this press release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	June 30,	June 25,	June 30,	June 25,
	2024	2023	2024	2023
Net sales	$597.3	$532.8	$1,168.2	$1,004.5
Cost of goods sold	312.5	280.0	615.9	533.6
GROSS PROFIT	284.8	252.8	552.3	470.9
Selling, general and administrative expenses	173.1	150.8	342.6	284.5
Restructuring	0.2	1.6	1.5	1.3
OPERATING INCOME	111.5	100.4	208.2	185.1
Other (income) expense:
Interest income	(1.9)	(1.3)	(4.0)	(1.7)
Interest expense	4.1	1.7	8.3	3.2
Other income, net	(0.2)	(0.6)	(0.8)	(0.5)
Total other expense (income)	2.0	(0.2)	3.5	1.0
INCOME BEFORE INCOME TAXES	109.5	100.6	204.7	184.1
Provision for income taxes	27.5	24.7	50.2	43.5
NET INCOME	$82.0	$75.9	$154.5	$140.6

BASIC EPS
NET INCOME PER SHARE	$2.44	$2.27	$4.61	$4.21
Weighted average number of shares	33.5	33.5	33.5	33.4
DILUTED EPS
NET INCOME PER SHARE	$2.44	$2.26	$4.61	$4.19
Weighted average number of shares	33.5	33.6	33.5	33.5
Dividends declared per share	$0.43	$0.36	$0.79	$0.66

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$279.4	$350.1
Trade accounts receivable, less reserve allowances of $13.4 million at June 30, 2024 and $11.9 million at December 31, 2023	310.6	259.8
Inventories, net:
Raw materials	155.6	150.6
Work in process	21.1	20.2
Finished goods	249.7	228.5
Total Inventories	426.4	399.3
Prepaid expenses and other current assets	44.6	51.8
Total Current Assets	1,061.0	1,061.0
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	683.6	677.2
Accumulated depreciation	(429.4)	(429.0)
Property, plant and equipment, net	254.2	248.2
OTHER ASSETS:
Goodwill	719.6	693.0
Intangible assets, net	245.7	216.1
Deferred income taxes	28.0	23.6
Other, net	74.8	67.5
TOTAL ASSETS	$2,383.3	$2,309.4

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$163.2	$131.8
Accrued expenses and other liabilities	198.0	190.3
Accrued compensation and benefits	63.4	83.7
Total Current Liabilities	424.6	405.8
LONG-TERM DEBT	258.7	298.3
DEFERRED INCOME TAXES	12.8	13.5
OTHER NONCURRENT LIABILITIES	69.0	78.5
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,404,090 shares at June 30, 2024 and 27,352,701 shares at December 31, 2023	2.7	2.7
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 5,953,290 shares at June 30, 2024 and 5,958,290 shares at December 31, 2023	0.6	0.6
Additional paid-in capital	686.6	674.3
Retained earnings	1,086.0	979.1
Accumulated other comprehensive loss	(157.7)	(143.4)
Total Stockholders' Equity	1,618.2	1,513.3
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,383.3	$2,309.4

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 30,	June 25,
	2024	2023
OPERATING ACTIVITIES
Net income	$154.5	$140.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16.9	14.3
Amortization of intangibles	9.8	6.0
(Gain) on sale of assets, loss on disposal and impairment of long-lived asset	(4.1)	0.2
Stock-based compensation	10.0	9.5
Deferred income tax	(5.2)	(10.1)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(50.0)	(29.2)
Inventories	(16.8)	(35.0)
Prepaid expenses and other assets	(0.8)	(8.9)
Accounts payable, accrued expenses and other liabilities	16.6	13.1
Net cash provided by operating activities	130.9	100.5
INVESTING ACTIVITIES
Additions to property, plant and equipment	(16.9)	(11.6)
Proceeds from the sale of property, plant and equipment	5.7	—
Business acquisitions, net of cash acquired and other	(96.3)	(11.7)
Net cash used in investing activities	(107.5)	(23.3)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	—	30.0
Payments of long-term debt	(40.0)	(80.0)
Payments for tax withholdings on vested stock awards	(12.8)	(15.6)
Payments for finance leases and other	(1.3)	(1.4)
Proceeds from share transactions under employee stock plans	—	0.1
Payments to repurchase common stock	(8.1)	(7.7)
Dividends	(26.7)	(22.3)
Net cash used in financing activities	(88.9)	(96.9)
Effect of exchange rate changes on cash and cash equivalents	(5.2)	0.8
DECREASE IN CASH AND CASH EQUIVALENTS	(70.7)	(18.9)
Cash and cash equivalents at beginning of year	350.1	310.8
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$279.4	$291.9

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Second Quarter Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
Americas	$448.1	$366.9	$866.9	$690.1
Europe	114.1	135.6	237.4	263.9
APMEA	35.1	30.3	63.9	50.5
Total	$597.3	$532.8	$1,168.2	$1,004.5

	Operating Income
	Second Quarter Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
Americas	$108.4	$91.6	$193.8	$164.1
Europe	11.3	21.5	31.8	40.7
APMEA	6.5	2.5	11.5	6.5
Corporate	(14.7)	(15.2)	(28.9)	(26.2)
Total	$111.5	$100.4	$208.2	$185.1

	Intersegment Sales
	Second Quarter Ended		Six Months Ended
	June 30, 2024	June 25, 2023	June 30, 2024	June 25, 2023
Americas	$2.2	$2.0	$4.8	$4.0
Europe	6.4	8.3	12.1	13.9
APMEA	25.1	28.5	46.4	50.6
Total	$33.7	$38.8	$63.3	$68.5

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, acquisition-related costs, gain on sale of asset and the related income tax impacts on these items. Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Second Quarter Ended		Six Months Ended
	June 30,	June 25,	June 30,	June 25,
	2024	2023	2024	2023

Net sales	$597.3	$532.8	$1,168.2	$1,004.5

Operating income - as reported	$111.5	$100.4	$208.2	$185.1
Operating margin %	18.7%	18.8%	17.8%	18.4%

Adjustments for special items:
Restructuring	$0.2	$1.6	$1.4	$1.3
Acquisition-related costs	3.7	1.9	10.7	1.9
Gain on sale of assets	(3.3)	—	(4.4)	—
Total adjustments for special items	$0.6	$3.5	$7.7	$3.2

Operating income - as adjusted	$112.1	$103.9	$215.9	$188.3
Adjusted operating margin %	18.8%	19.5%	18.5%	18.7%

Net income - as reported	$82.0	$75.9	$154.5	$140.6

Adjustments for special items - tax effected:
Restructuring	$0.1	$1.2	$1.1	$1.0
Acquisition-related costs	2.8	1.3	8.0	1.3
Gain on sale of assets	(2.5)	—	(3.3)	—
Total adjustments for special items - tax effected	$0.4	$2.5	$5.8	$2.3

Net income - as adjusted	$82.4	$78.4	$160.3	$142.9

Diluted earnings per share - as reported	$2.44	$2.26	$4.61	$4.19
Restructuring	—	0.04	0.03	0.03
Acquisition-related costs	0.08	0.04	0.24	0.04
Gain on sale of assets	(0.06)	—	(0.10)	—
Diluted earnings per share - as adjusted	$2.46	$2.34	$4.78	$4.26

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Second Quarter Ended					Second Quarter Ended
	June 30, 2024					June 25, 2023
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$448.1	114.1	35.1	—	597.3	$366.9	135.6	30.3	—	532.8

Operating income (loss) - as reported	$108.4	11.3	6.5	(14.7)	111.5	$91.6	21.5	2.5	(15.2)	100.4
Operating margin %	24.2%	10.0%	18.5%		18.7%	24.9%	15.8%	8.4%		18.8%

Adjustments for special items	$0.4	0.1	0.1	—	0.6	$—	0.5	3.0	—	3.5

Operating income (loss) - as adjusted	$108.8	11.4	6.6	(14.7)	112.1	$91.6	22.0	5.5	(15.2)	103.9
Adjusted operating margin %	24.3%	10.0%	18.9%		18.8%	24.9%	16.2%	18.2%		19.5%

	Six Months Ended					Six Months Ended
	June 30, 2024					June 25, 2023
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$866.9	237.4	63.9	—	1,168.2	$690.1	263.9	50.5	—	1,004.5

Operating income (loss) - as reported	$193.8	31.8	11.5	(28.9)	208.2	$164.1	40.7	6.5	(26.2)	185.1
Operating margin %	22.4%	13.4%	17.9%		17.8%	23.8%	15.4%	12.9%		18.4%

Adjustments for special items	$7.7	(1.0)	0.4	0.6	7.7	$0.1	0.1	3.0	—	3.2

Operating income (loss) - as adjusted	$201.5	30.8	11.9	(28.3)	215.9	$164.2	40.8	9.5	(26.2)	188.3
Adjusted operating margin %	23.2%	13.0%	18.6%		18.5%	23.8%	15.5%	18.8%		18.7%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO NON-GAAP ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Second Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales June 30, 2024	$448.1	$114.1	$35.1	$597.3
Reported net sales June 25, 2023	366.9	135.6	30.3	532.8
Dollar change	$81.2	$(21.5)	$4.8	$64.5
Net sales % increase (decrease)	22.1%	(15.9)%	15.8%	12.1%
Increase due to foreign exchange	0.1%	0.9%	2.6%	0.5%
Increase due to acquisition	(17.6)%	—%	—%	(12.2)%
Organic sales increase (decrease)	4.6%	(15.0)%	18.4%	0.4%

	Six Months Ended
	Americas	Europe	APMEA	Total

Reported net sales June 30, 2024	$866.9	$237.4	$63.9	$1,168.2
Reported net sales June 25, 2023	690.1	263.9	50.5	1,004.5
Dollar change	$176.8	$(26.5)	$13.4	$163.7
Net sales % increase (decrease)	25.6%	(10.0)%	26.5%	16.3%
Increase (decrease) due to foreign exchange	0.1%	(0.2)%	3.2%	0.2%
Increase due to acquisition	(18.1)%	—%	(16.0)%	(13.2)%
Organic sales increase (decrease)	7.6%	(10.2)%	13.7%	3.3%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 30,	June 25,
	2024	2023

Net cash provided by operations - as reported	$130.9	$100.5
Less: additions to property, plant, and equipment	(16.9)	(11.6)
Plus: proceeds from the sale of property, plant, and equipment	5.7	—
Free cash flow	$119.7	$88.9

Net income - as reported	$154.5	$140.6

Cash conversion rate of free cash flow to net income	77.5%	63.2%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	June 30,	December 31,
	2024	2023

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	258.7	298.3
Less: Cash and cash equivalents	(279.4)	(350.1)
Net debt	$(20.7)	$(51.8)

Net debt	$(20.7)	$(51.8)
Plus: Total stockholders' equity	1,618.2	1,513.3
Capitalization	$1,597.5	$1,461.5

Net debt to capitalization ratio	(1.3)%	(3.5)%

TABLE 6

2024 FULL YEAR OUTLOOK – RECONCILIATION OF REPORTED NET SALES GROWTH TO ORGANIC SALES GROWTH AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2024 Outlook
Approximately
Net Sales
Reported net sales growth	7% to 12%
Forecasted impact of acquisition / FX	(11)%
Organic sales growth	(4)% to 1%

Operating Margin
Operating margin	16.6% to 17.2%
Forecasted restructuring / other costs	0.5%
Adjusted operating margin	17.1% to 17.7%